UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 23, 2010

Date of Report (Date of earliest event reported)

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 278-7000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 11, 2010, The Gymboree Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Giraffe Holding, Inc., a Delaware corporation (“Parent”), and Giraffe Acquisition Corporation, a Delaware corporation and indirect wholly owned subsidiary of Parent (“Acquisition Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Acquisition Sub agreed to accept for payment all outstanding shares of the Company’s common stock (the “Shares”) at a price of $65.40 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 25, 2010, and in the related Letter of Transmittal (which, together with all amendments and supplements thereto, collectively constitute the “Offer”).

Pursuant to the terms and subject to the conditions of the Merger Agreement, Acquisition Sub was merged with and into the Company (the “Merger”) on November 23, 2010. As a result of the Offer and the Merger, the Company no longer fulfills the numerical listing requirements of The NASDAQ Stock Market LLC (“NASDAQ”). Accordingly, on November 23, 2010, the Company notified NASDAQ of its intent to remove the Shares from listing on NASDAQ and requested that NASDAQ file a delisting application with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Shares. On November 23, 2010, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. The Company will file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.02	Unregistered Sale of Equity Securities.

In order to complete the Merger, on November 23, 2010, pursuant to Section 2.3 of the Merger Agreement, Acquisition Sub exercised its top-up option (the “Top-Up Option”) to purchase Shares, and the Company issued 30,713,523 Shares (the “Top-Up Option Shares”) to Acquisition Sub, at a price per Share equal to the Offer Price pursuant to the Top-Up Option. Acquisition Sub paid for the Top-Up Option Shares by delivery of cash and a promissory note. The Top-Up Option Shares, when added to the number of Shares directly or indirectly owned by Parent and Acquisition Sub at the time of exercise of the Top-Up Option, represented at least one Share more than 90% of the Shares of the Shares outstanding immediately after the issuance of the Top-Up Option Shares. The Top-Up Option Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time of the Merger (the “Effective Time”), each remaining issued and outstanding Share not tendered in the Offer (other than Shares held by the Company as treasury stock, held by a wholly owned subsidiary of the Company or held by Parent or Acquisition Sub, including as a result of the exercise of the Top-Up Option, and Shares for which appraisal rights are properly demanded and perfected in accordance with Delaware law) was, by virtue of the Merger and without any action on the part of the holders thereof, converted into the right to receive the Offer Price in cash, without interest thereon and less any required withholding taxes.

Item 5.01	Changes in Control of Registrant.

The Offer expired at 11:59 p.m., New York City time, on November 22, 2010 (the “Expiration Time”). According to Wells Fargo Bank, N.A., the depositary for the Offer, 21,566,182 Shares were validly tendered and not validly withdrawn as of the Expiration Time, representing approximately 78% of the outstanding Shares. Acquisition Sub has accepted for payment all Shares that were validly tendered and not withdrawn, and payment will be made promptly, in accordance with the terms of the Offer.

Pursuant to the terms and subject to the conditions of the Merger Agreement, the Merger occurred on November 23, 2010 in accordance with the “short-form” merger provisions available under Delaware law, which allow the completion of the Merger without a vote or meeting of stockholders of the Company. In order to accomplish the Merger, on November 22, 2010, Acquisition Sub exercised the Top-Up Option, which permitted Acquisition Sub to purchase the Top-Up Shares. In connection with the Merger, each issued and outstanding Share (other than Shares held by the Company as treasury stock, held by a wholly owned subsidiary of the Company or held by Parent or Acquisition Sub, including as a result of the exercise of the Top-Up Option, and Shares for which appraisal rights are properly demanded and perfected in accordance with Delaware law) was converted into the right to receive the Offer Price, without interest and less any required withholding taxes. Upon the Effective Time, the Company became an indirect wholly owned subsidiary of Parent.

The total amount of the consideration payable in connection with the change of control transaction was approximately $1.8 billion. The funds used to consummate the Offer and the Merger are from equity contributions by Bain Capital Fund X, L.P., proceeds received in connection with debt financing provided by third party lenders, and available cash from the Company’s balance sheet.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 12, 2010, and incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety to be identical to the certificate of incorporation of Acquisition Sub, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is The Gymboree Corporation (the “Amended and Restated Certificate of Incorporation”).

Also pursuant to the Merger Agreement, at the Effective Time, the Company’s bylaws were amended and restated in their entirety to be identical to the bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is The Gymboree Corporation (the “Amended and Restated By-Laws”).

The material changes effected by the adoption of the new Amended and Restated Certificate of Incorporation are as follows:

•

The authorized capital stock of the Company is 1,000 shares of common stock of the Company. Previously, the authorized capital stock of the Company was 100,000,000 shares of common stock, and 5,000,000 shares of preferred stock.

•

The indemnification and insurance provisions were moved to the Amended and Restated Certificate of Incorporation. A provision was added to indicate that the Company will be the primary source of advancement, reimbursement and indemnification relative to any direct or indirect stockholder of the Company and that the Company shall have no right to seek contribution, indemnity or other reimbursement from any direct or indirect stockholder for any such obligations.

The material changes effected by the adoption of the new Amended and Restated By-Laws are as follows:

•

Special meetings of stockholders can be called by the board of directors of the Company (the “Board”) or by signed, written demand delivered to the Company’s Secretary by the stockholders holding a majority of the shares of the Company entitled to vote at the meeting. Previously, special meetings of stockholders could be called by the chairman of the Board, a majority of the directors, the Chief Executive Officer, the President or the Secretary upon receipt of a properly written demand by one or more stockholders.

•	The advance notice requirements for stockholders nominating a director or bringing other proposals at stockholder meetings were eliminated.

•	The number of directors shall be one or more. Previously, the number of directors was required to be at least 6 and no more than 9.

•	The board has only one class of directors. Previously, the board had three classes of directors.

•

Vacancies on the Board can be filled by a majority of the directors, a sole remaining director or at a special meeting of the stockholders. Previously, vacancies could be filled by a majority of the directors, by a sole remaining director, or by the unanimous written consent of all shares entitled to vote thereon.

The foregoing descriptions of the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference herein.

Item 8.01	Other Events.

On November 23, 2010, the Company and Bain Capital Partners, LLC issued a joint press release announcing that the parties to the Merger Agreement consummated the Offer and the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 12, 2010, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
3.1	Second Amended and Restated Certificate of Incorporation of The Gymboree Corporation.
3.2	Second Amended and Restated By-Laws of The Gymboree Corporation.
99.1	Joint Press Release issued by The Gymboree Corporation and Bain Capital Partners, LLC on November 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Dated: November 23, 2010	By:	/s/ Jeffrey P. Harris
Name: Jeffrey P. Harris
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
3.1	Second Amended and Restated Certificate of Incorporation of The Gymboree Corporation.
3.2	Second Amended and Restated By-Laws of The Gymboree Corporation.
99.1	Joint Press Release issued by The Gymboree Corporation and Bain Capital Partners, LLC on November 23, 2010.